Exhibit (a)(16)

                        SCUDDER INTERNATIONAL FUND, INC.
                             ARTICLES SUPPLEMENTARY


         SCUDDER INTERNATIONAL FUND, INC., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:


         FIRST: Pursuant to and in accordance with Section 2-105(c) of the Maryland General Corporation Law, the aggregate number of shares of capital stock that the Corporation, which is registered as an open-end management investment company under the Investment Company Act of 1940, as amended, has the authority to issue is hereby increased to 2,247,923,888 shares, with a par value of $0.01 per share, for an aggregate par value of $22,479,238.88.

                  (a) Immediately before the increase effected by these Articles Supplementary, the total number of shares of capital stock of all series and classes that the Corporation had the authority to issue was 1,597,923,888 shares, with a par value of $0.01 per share, for an aggregate par value of $15,979,238.88.

                  (b) Immediately after the increase effected by these Articles Supplementary, the total number of shares of capital stock of all series and classes that the Corporation has the authority to issue is 2,247,923,888 shares, with a par value of $0.01 per share, for an aggregate par value of $22,479,238.88.

         SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred twenty million (120,000,000) of the six hundred fifty million (650,000,000) shares of the capital stock of the Corporation resulting from the increase of authorized capital stock effected by these Articles Supplementary as three new classes of shares of the "Emerging Markets Growth Fund" series of the Corporation's capital stock, with fifty million (50,000,000) of such shares being designated and classified as the "Class A shares" of the "Emerging Markets Growth Fund" series, fifty million (50,000,000) of such shares being designated and classified as the "Class B shares" of the "Emerging Markets Growth Fund" series, and twenty million (20,000,000) of such shares being designated and classified as the "Class C shares" of the "Emerging Markets Growth Fund" series.

         THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred twenty million (120,000,000) of the six hundred fifty million (650,000,000) shares of the capital stock of the Corporation

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resulting from the increase of authorized capital stock effected by these
Articles Supplementary as three new classes of shares of the "Greater Europe Growth Fund" series of the Corporation's capital stock, with fifty million (50,000,000) of such shares being designated and classified as the "Class A shares" of the "Greater Europe Growth Fund" series, fifty million (50,000,000) of such shares being designated and classified as the "Class B shares" of the "Greater Europe Growth Fund" series, and twenty million (20,000,000) of such shares being designated and classified as the "Class C shares" of the "Greater Europe Growth Fund" series.

         FOURTH: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred seventy million (170,000,000) of the six hundred fifty million (650,000,000) shares of the capital stock of the Corporation resulting from the increase of authorized capital stock effected by these Articles Supplementary as four new classes of shares of the "International Fund" series of the Corporation's capital stock, with fifty million (50,000,000) of such shares being designated and classified as the "Class A shares" of the "International Fund" series, fifty million (50,000,000) of such shares being designated and classified as the "Class B shares" of the "International Fund" series, twenty million (20,000,000) of such shares being designated and classified as the "Class C shares" of the "International Fund" series and fifty million (50,000,000) of such shares being designated and classified as the "Class I shares" of the "International Fund" series.

         FIFTH: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors (i) has duly designated and classified one hundred twenty million (120,000,000) of the six hundred fifty million (650,000,000) shares of the capital stock of the Corporation resulting from the increase of authorized capital stock effected by these Articles Supplementary as three new classes of shares of the "Latin America Fund" series of the Corporation's capital stock, with fifty million (50,000,000) of such shares being designated and classified as the "Class A shares" of the "Latin America Fund" series, fifty million (50,000,000) of such shares being designated and classified as the "Class B shares" of the "Latin America Fund" series, and twenty million (20,000,000) of such shares being designated and classified as the "Class C shares" of the "Latin America Fund" series.

         SIXTH: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors (i) has duly designated and classified one hundred-twenty million (120,000,000) of the six hundred fifty (650,000,000) shares of the capital stock of the Corporation's resulting from the increase of authorized capital stock effected by these Articles Supplementary as three new classes of shares of the "Pacific Opportunities Fund" series of the Corporation's capital stock, with fifty million (50,000,000) of such shares being designated

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and classified as the "Class A shares" of the "Pacific Opportunities Fund"
series, fifty million (50,000,000) of such shares being designated and classified as the "Class B shares" of the "Pacific Opportunities Fund" series, and twenty million (20,000,000) of such shares being designated and classified as the "Class C shares" of the "Pacific Opportunities Fund" series.

         SEVENTH: Immediately before the increase effected by these Articles Supplementary, the Corporation had the authority to issue 1,597,923,888 shares of capital stock, $0.01 par value per share, five hundred million five hundred ninety five thousand five hundred ninety-seven (500,595,597) shares of authorized capital stock being designated as the International Fund, of which one hundred million (100,000,000) shares were designated as the Barrett International shares class of the International Fund, two hundred million five hundred ninety five thousand five hundred ninety-seven (200,595,597) shares were designated as the Class S shares class of the International Fund, one hundred million (100,000,000) shares were designated as the Class R shares class of the International Fund and one hundred million (100,000,000) shares were designated as the AARP shares class of the International Fund; one hundred million (100,000,000) shares of authorized capital stock being designated as the International Growth Fund; one hundred million (100,000,000) shares of authorized capital stock being designated as the International Value Fund; two hundred million (200,000,000) shares of authorized capital stock being designated as the Pacific Opportunities Fund, of which one hundred million (100,000,000) shares were designated as the Class S shares class of Pacific Opportunities Fund and one hundred million (100,000,000) shares were designated as the AARP shares class of Pacific Opportunities; two hundred million (200,000,000) shares of authorized capital stock being designated as the Latin America Fund, of which one hundred million (100,000,000) shares were designated as the Class S shares class of the Latin America Fund and one hundred million (100,000,000) shares were designated as the AARP shares class of the Latin America Fund; two hundred million (200,000,000) shares of authorized capital stock being designated as the Greater Europe Growth Fund, of which one hundred million (100,000,000) shares were designated as the Class S shares class of the Greater Europe Fund and one hundred million (100,000,000) shares were designated as the AARP shares class of Greater Europe Growth Fund; two hundred million (200,000,000) shares of authorized capital stock being designated as the Emerging Markets Growth Fund, of which one hundred million (100,000,000) shares were designated as the Class S shares of the Emerging Markets Growth Fund and one hundred million (100,000,000) shares were designated as the AARP shares class of the Emerging Markets Growth Fund; and ninety seven million three hundred twenty-eight thousand two hundred ninety-one (97,328,291) shares of capital stock which were not designated or classified.

         Immediately after the increase effected by these Articles Supplementary, the Corporation will have the authority to issue 2,247,923,888 shares of capital stock, $0.01 par value per share, six hundred seventy million five hundred ninety five thousand five hundred ninety-seven (670,595,597) shares of authorized capital stock being designated as the International Fund, of which one hundred million (100,000,000) shares will be designated as the Barrett International shares class of the International Fund, two hundred million five hundred ninety five thousand five hundred ninety-seven (200,595,597) shares

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will be designated as the Class S shares class of the International Fund, one hundred million (100,000,000) shares will be designated as the Class R shares class of the International Fund, one hundred million (100,000,000) shares will be designated as the Class AARP shares class of the International Fund, fifty million (50,000,000) shares will be designated as the Class A shares class of the International Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the International Fund, twenty million (20,000,000) shares will be designated as the Class C shares class of the International Fund and fifty million (50,000,000) shares will be designated as the Class I shares class of the International Fund; one hundred million (100,000,000) shares of authorized capital stock being designated as the International Growth Fund; one hundred million (100,000,000) shares of authorized capital stock being designated as the International Value Fund; three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the Pacific Opportunities Fund, of which one hundred million (100,000,000) shares will be designated as the Class S shares class of Pacific Opportunities Fund, one hundred million (100,000,000) shares will be designated as the AARP shares class of Pacific Opportunities, fifty million (50,000,000) shares will be designated as the Class A shares class of the Pacific Opportunities Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Pacific Opportunities Fund and twenty million (20,000,000) shares will be designated as the Class C shares class of the Pacific Opportunities Fund; three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the Latin America Fund, of which one hundred million (100,000,000) shares will be designated as the Class S shares class of the Latin America Fund, one hundred million (100,000,000) shares will be designated as the AARP shares class of the Latin America Fund, fifty million (50,000,000) shares will be designated as the Class A shares class of the Latin America Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Latin America Fund and twenty million (20,000,000) shares will be designated as the Class C shares class of the Latin America Fund; three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the Greater Europe Growth Fund, of which one hundred million (100,000,000) shares will be designated as the Class S shares class of the Greater Europe Growth Fund, one hundred million (100,000,000) shares will be designated as the AARP shares class of Greater Europe Growth Fund, fifty million (50,000,000) shares will be designated as the Class A shares class of the Greater Europe Growth Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Greater Europe Growth Fund and twenty million (20,000,000) shares will be designated as the Class C shares class of the Greater Europe Growth Fund; three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the Emerging Markets Growth Fund, of which one hundred million (100,000,000) shares will be designated as the Class S shares of the Emerging Markets Growth Fund , one hundred million (100,000,000) shares will be designated as the AARP shares class of the Emerging Markets Growth Fund, fifty million (50,000,000) shares will be designated as the Class A shares class of the Emerging Markets Growth Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Emerging Markets Growth Fund and twenty million (20,000,000) shares will be designated as the Class C shares class of the Emerging Markets Growth
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Fund; and ninety seven million three hundred twenty-eight thousand two hundred ninety-one (97,328,291) shares of capital stock which will not be designated or classified. The International Fund, International Growth Fund, International Value Fund, Pacific Opportunities Fund, Latin America Fund, Greater Europe Growth Fund and Emerging Markets Growth Fund are each hereafter referred to as a "series." The Barrett International shares class, the Class A shares class, the Class B shares class, the Class C shares class, the Class S shares class, the Class R shares class, the Class ARRP shares class and the Class I shares class of the International Fund, and the Class A shares class, the Class B shares class, the Class C shares class, the Class S shares class and the AARP shares class of each of the Pacific Opportunities Fund, the Latin America Fund, the Greater Europe Growth Fund and the Emerging Markets Growth Fund are each hereafter referred to as a "class."

         EIGHTH: A description of the "Class A shares", the "Class B shares" and the "Class C shares" classes of each of the "Emerging Markets Growth Fund," "Greater Europe Growth Fund," "Latin America Fund," and "Pacific Opportunities Fund" series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors of the Corporation, is as follows:

         (a) Except as provided in the Charter of the Corporation and except as described in (b) and (c) below, the "Class A shares", the "Class B shares" and the "Class C shares" classes of each of the "Emerging Markets Growth Fund," "Greater Europe Growth Fund," "Latin America Fund," and "Pacific Opportunities Fund" series each shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as, as applicable, the "AARP shares" and "Class S shares" class of each of the "Emerging Markets Growth Fund," "Greater Europe Growth Fund," "Latin America Fund," and `Pacific Opportunities Fund" series.

         (b) The "Class A shares", the "Class B shares" and the "Class C shares" classes of each of the "Emerging Markets Growth Fund," "Greater Europe Growth Fund," "Latin America Fund," and "Pacific Opportunities Fund" series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan, administrative expenses under an administrative or service agreement, plan or other arrangement, and other administrative, recordkeeping, redemption, service or other fees, however designated), and to such account size requirements, which may be different from one another, as well as different from the sales loads, charges, expenses, fees or account size requirements of, as applicable, the "AARP shares" and "Class S shares" classes of each of the "Emerging Markets Growth Fund," "Greater Europe Growth Fund," "Latin America Fund," and "Pacific Opportunities Fund" series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

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                  (c) The "Class B shares" class of each of the "Emerging
Markets Growth Fund," "Greater Europe Growth Fund," "Latin America Fund" and "Pacific Opportunities Fund" series shall be convertible into the "Class A shares" class of, as applicable, the "Emerging Markets Growth Fund," "Greater Europe Growth Fund," "Latin America Fund" and "Pacific Opportunities Fund" series on such terms and subject to such provisions as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.


         NINTH: A description of the "the "Class A shares", the "Class B shares", the "Class C shares" and the "Class I shares" classes of the "International Fund," series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors of the Corporation, is as follows:

         (a) Except as provided in the Charter of the Corporation and except as described in (b) and (c) below, the "Class A shares", "Class B shares" "Class C shares" and "Class I shares" classes of the "International Fund" series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as the "Barrett International shares", the "Class R shares", the "AARP shares" and the "Class S shares" classes of the "International Fund" series.

         (b) The "Class A shares", the "Class B shares", the "Class C shares" and the "Class I shares" classes of the "International Fund" series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administrative or service agreement, plan or other arrangement, however designated), and to such account size requirements, which may be different from one another, as well as different from the sales loads, charges, expenses, fees or account size requirements of the "AARP shares" the "Class S shares", the "Class R shares" and the "Barrett International shares" classes of the "International Fund" series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

                  (c) The "Class B shares" class of the "International Fund" series shall be convertible into the "Class A shares" class of the "International Fund" series on such terms and subject to such provisions as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

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         TENTH: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of any series or class of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

         ELEVENTH: The Board of Directors of the Corporation, at a meeting duly called and held, duly authorized and adopted resolutions increasing the aggregate number of shares of capital stock that the Corporation has authority to issue and designating and classifying the capital stock of the "Emerging Markets Growth Fund," "Greater Europe Growth Fund," "International Fund," "Latin America Fund," and "Pacific Opportunities Fund" series as set forth in these Articles Supplementary.

         IN WITNESS WHEREOF, Scudder International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this __ day of November, 2000; and its Vice President acknowledges that these Articles Supplementary are the act of Scudder International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.



ATTEST                                               SCUDDER INTERNATIONAL
                                                     FUND, INC.


/s/Caroline Pearson                                  /s/John Millette
-----------------------------                        ---------------------------
Caroline Pearson                                     John Millette
Assistant Secretary                                  Vice President